Exhibit 10.1


                   TECHNOLOGY AND TRADEMARK LICENSE AGREEMENT

         THIS TECHNOLOGY AND TRADEMARK LICENSE AGREEMENT (this "Agreement"), dated as of _______________, by and between a corporation duly organized and validly existing under the laws of _______________________________, (AGX"), and
________________________________________,   a  corporation  duly  organized  and
validly existing under the laws of ______ with its principal offices at __________________________________________________________________ ("Licensee").

         WHEREAS, Ralston Purina Company, a corporation organized and validly existing under the laws of the State of Missouri, U.S.A., ("Ralston") has developed since 1894 a world-wide reputation with manufacturing facilities located on four continents for the quality of its animal feed products which is reflected in the preference for animal feed products bearing its trademarks;

         WHEREAS, Agribrands International, Inc., a corporation organized and validly existing under the laws of the State of Missouri, U.S.A., ("Agribrands") is engaged in the international agricultural animal feeds business which prior to April 1, 1998 had been conducted by Ralston;

         WHEREAS, Ralston is record owner of many registrations and applications to register various trademarks consisting of or containing the words "PURINA," "CHOW," "Checkerboard," Checkerboard designs, and variations on such marks, including, but not limited to, the applications and registrations identified as Ralston Trademarks shown on Schedule A hereto (the "Ralston Trademarks"); and

         WHEREAS, Ralston has granted Agribrands a license to use the Ralston Trademarks on certain Agricultural Products (as hereafter defined) excluding Pet Products (as hereafter defined); and

         WHEREAS, Agribrands is record owner of registrations and applications to register various trademarks, including the registrations and applications identified as Agribrands Trademarks shown on Schedule B hereto (the "Agribrands Trademarks"); and

         WHEREAS, Ralston has granted Agribrands a license to use certain technology relating to Agricultural Products excluding Pet Products (the "Ralston Technology"); and

         WHEREAS, Agribrands is the owner of certain technology relating to Agricultural Products (the "Agribrands Technology") which Agribrands acquired from Ralston pursuant to the terms of that certain Technology Transfer and License Agreement effective April 1, 1998 and such further technology as developed independently of Ralston; and

         WHEREAS, Agribrands has granted AGX a sublicense to use the Ralston Trademarks and Ralston Technology, subject to the licenses from Ralston,

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together  with a  license  to  use  the  Agribrands  Trademarks  and  Agribrands
Technology;

         WHEREAS, AGX is the record owner of registrations and applications to register various trademarks, including the registrations and applications identified as AGX Trademarks on Schedule C hereto (the "AGX Trademarks");

         WHEREAS, AGX has developed and is the owner of certain technology (the "AGX Technology");

         WHEREAS, Licensee desires to secure from AGX and AGX desires to grant to Licensee pursuant to the terms set forth in this Agreement the right to use the Ralston Trademarks, Agribrands Trademarks, the AGX Trademarks, Ralston Technology, Agribrands Technology and AGX Technology within the Territory;

         NOW, THEREFORE, the parties, in consideration of the mutual premises set forth herein-above and the mutual covenants contained herein, agree as follows:

1.       DEFINITIONS.

         a. "Affiliate" shall mean any person and/or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the person or entity specified.

         b. "Agricultural Products" shall mean products formulated to provide nourishment to or care of horses (whether or not agricultural), laboratory or zoo animals (but not including Pet Products sold to such institutions) and agricultural animals (whether terrestrial, aquatic, or aviary) including by way of illustration, but not limitation, commercial livestock, commercial poultry, fish, reptiles or shellfish raised in commercial aquaculture facilities; rabbits raised for commercial purposes; animals raised for fur; wild or game birds; and services for the care and feeding of such animals. Except as provided elsewhere in this Agreement, "Agricultural Products" shall also include accessories, health products and services for the care and feeding of horses, zoo animals, laboratory animals and agricultural animals.

         c. "Fiscal Quarter" shall mean the three-month quarters ending on the last business day of February, May, August and November.

         d. "Fiscal Year" shall mean the period beginning on the first day of September and ending of the last day of the following August.

         e. "Licensed Products" shall mean the Agricultural Products produced by Licensee as of April 1, 1998, new Agricultural
                  Products produced by Licensee subsequent thereto with the prior written approval of AGX and other products Licensee is

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                  authorized  in writing  by AGX to make or sell  using  certain trademarks and technology licensed hereunder.

         f. "Licensed Technology" shall mean all Ralston Technology, Agribrands Technology, and AGX Technology supplied or given access to Licensee during the effective period of this Agreement or any prior agreement between Licensee and AGX or between Licensee and any Affiliate of AGX.

         g. "Licensed Trade Name" shall mean use by Licensee of one or more of the Licensed Trademarks in its trade name in the Territory pursuant to and as permitted by Section 3.c.

         h. "Licensed Trademarks" shall mean the Ralston Trademarks identified on Schedule A, Agribrands Trademarks identified on Schedule B and the AGX Trademarks identified on Schedule C, all of which are attached hereto and incorporated herein by reference. Schedules A, B and C may from time to time be amended by mutual agreement signed by both parties to add or delete trademarks to the relevant Schedule.

         i. "Net Sales" as used herein shall mean actual gross sales of Licensed Products to all customers, including sales by sublicensees of Licensee of Licensed Products and Licensed Products used in Licensee's integrated operations, if any, less: (a) trade, quantity or cash discounts, (b) commissions to brokers or agents, if any, (c) return credits or allowances, (d) sales taxes, excise taxes or other governmental charges; (e) freight and insurance during carriage; and (f) inter-company sales between Affiliates of AGX upon which a royalty has already been charged.

         j. "Owners" as used herein shall mean the owners of the Ralston Trademarks, the Agribrands Trademarks and AGX Trademarks, namely, Ralston, Agribrands and AGX, respectively.

         k. "Pet Products" as used herein shall mean products for and services related to the nourishment or care of pets other than horses.

         l.       "Product    Standards"    shall   mean   the   standards   and
                  specifications prescribed in Section 4.a hereof and the Appendices referred to therein.

         m.       "Ralston  Trademarks"  shall  mean the  trademarks  listed  on
                  Schedule A attached hereto and incorporated hereto and incorporated herein by reference which schedule may be amended from time to time by the parties hereto.

         n.       "Technology"   shall  mean  technical   information,   Product
                  Standards,  know-how,  formulation systems, computer modelling


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                  programs  for  animal  and  feeding  simulations,   laboratory
                  standards and data, new ingredient developments, manufacturing equipment advances, information which improves the processes and procedures for the manufacture of Licensed Products, sales/marketing programs, systems developed for the delivery
                  of  proprietary   technology  and  information,   as  well  as
                  conferences, training and seminars provided by or on behalf of AGX.

         o. "Territory" shall mean the territory described on Schedule D attached hereto and incorporated herein by reference which schedule may be amended from time to time by the parties hereto.

         p. "Trade Name" shall mean corporate name and/or other business name including, but not limited to, names of partnerships and joint ventures (whether or not contained in the schedules of Trademarks).

         q. "U.S.A.", "US" and "United States" shall each refer to the United States of America.

2.       GRANT OF LICENSES.

         a. License to Use Licensed Technology. Subject to the terms and conditions of this Agreement, AGX, on its own behalf and as representative for the Owners, hereby grants to Licensee a non-exclusive and non-transferable license to use, in the manner provided herein, the Licensed Technology in the manufacture of the Licensed Products; anything herein to the contrary notwithstanding, this sublicense to use the Ralston Technology is subject to the terms and conditions of the licenses from Ralston pursuant to which AGX has granted this sublicense. Unless otherwise agreed by the parties in writing, the Licensed Technology shall be supplied by AGX from its offices in written form in the English language utilizing the standard units of measures used in the United States.

                  It is understood and agreed that nothing in this Agreement shall preclude Owners or AGX from licensing its Technology to any other persons or entities, subject to the terms and conditions of the Ralston license pursuant to which AGX has granted this sublicense.

         b. Trademark License. Subject to the terms and conditions of this Agreement, AGX, as representative for the Owners and itself, grants to Licensee a non-exclusive and non-transferable license to use the Licensed Trademarks on or in connection with the manufacture, marketing, distribution, sale and/or advertising of the Licensed Products within the Territory; anything herein to the contrary notwithstanding, this sublicense to use the Ralston Trademarks is subject to the


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                  terms and conditions of the licenses from Ralston  pursuant to which AGX has granted this sublicense.

         c. Sublicenses. The licenses granted to Licensee pursuant to Sections 2.a and 2.b and the other rights granted under this Agreement do not include the right to grant further sublicenses except as follows:

                  i. prior to entering into any sublicense, Licensee shall have first obtained the prior written consent of AGX and, if deemed necessary by AGX, the prior written consent of Agribrands and/or Ralston;

                  ii. no such sublicense shall be granted to the extent it is inconsistent with or not permitted by the terms of this Agreement or the terms of any agreement to which AGX or Agribrands is subject, including but not limited to the licenses from Ralston ;

                  iii. the sub-licensee shall have agreed in writing to be bound by the provisions of Sections 3, 6 and 8.d;

                  iv. Licensee shall promptly provide AGX with a copy of all executed sublicense agreements and if appropriate an English translation thereof;

                  v. all sublicenses granted hereunder shall terminate upon the earlier of the termination, for any cause whatsoever, of this Agreement, the Ralston to Agribrands license of Ralston Trademarks, or the Ralston to Agribrands license of the Ralston Technology; and

                  vi.      Licensee   shall   include   all  Net  Sales  by  any
                           sublicensee in the calculation of the amounts due to AGX under this Agreement.

         d. Toll Milling or Contract Manufacturers. Each proposed use of independent, unrelated,third party manufacturers to produce Licensed Products shall require the prior written approval of AGX.

         e. Governmental Registration and Approval. Licensee shall be responsible for obtaining at its sole cost and expense, all licenses, permits or governmental approvals necessary to give effect to this Agreement and to effect timely payment of the fees due to AGX. AGX agrees to reasonably cooperate with Licensee, at Licensee's sole cost and expense, in connection therewith.

3.       ADDITIONAL TRADEMARK LICENSE TERMS AND RESTRICTIONS.

         a.       Trademark   License   for   Ralston   Trademarks   Limited  to
                  Agricultural  Products.  The Trademark License with respect to


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                  the Ralston  Trademarks  granted pursuant to Section 2.b shall be limited to Agricultural Products; provided, however that Licensee may use the Ralston Trademarks for publications such
                  as   educational,   training,   advertising   and  promotional
                  material, relating to the Agricultural Products business it is permitted to conduct.

         b. Pet Products. Notwithstanding any other provision of this Agreement, Licensee shall not use the Ralston Trademarks or the Ralston Technology in connection with the production, distribution or sale of Pet Products. Licensee shall not produce, distribute or sell any Pet Products without the prior written consent of AGX. In the event that Licensee is authorized, in writing, by AGX to produce, market or sell one or more Pet Products, then Licensee shall not:

                  (i)             display,  accompany or otherwise associate the
                        Ralston Trademarks with such Pet Products; and

                  (ii)            the Trade Name of Licensee if it contains
                        a Ralston Trademark shall not appear on the packaging or promotional materials for any Pet Product; unless, expressly authorized in writing in advance by AGX and then only if:

                        (a)            Licensee  is  required  by law to include
                              the manufacturer's full and true corporate name on the package and alternatives thereto (including but not limited to, the use of names of an Affiliate (although not required to establish specifically therefor), a fictitious name or an abbreviation) are not permitted; and

                        (b)            Then  such   corporate  name  shall  only
                              appear on a side panel of the packaging in the smallest typeface legally permissible.

                        Licensee shall at all times endeavor in good faith to prevent any association of Licensee's Pet Products with those of Ralston's.

         c. Trade Name. Subject to the terms and conditions of this Agreement, the license from Ralston and upon the prior written consent of AGX, Licensee may use, where legally feasible, one or more Licensed Trademarks in its trade name in the Territory. In the event that Licensee is authorized in advance in writing by AGX to use a Ralston Trademark in its Trade Name, the Trade Name shall include a word reflecting the agricultural or aquacultural related nature of the business of Licensee, such as "Agribrands Purina", and provided such use is not likely to cause confusion with any other use of the Ralston Trademarks by Ralston, its Affiliates or licensees.


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         d.       Creation  of New  Trademarks.  Licensee  shall  not  coin  new trademarks which are, in whole or in part, derived from, incorporate or are similar to any of the Ralston Trademarks or names or elements of those marks or names.

         e. Use of Licensed Trademarks. Except as otherwise specifically provided for in this Agreement, Licensee hereby agrees, for itself and its Affiliates and sublicensees, to limit its and their use of the Licensed Trademarks and Trade Names to the Licensed Products within the Territory. Licensee agrees to cooperate to resolve conflicts resulting from sales of Licensed Products violating third-party rights or jeopardizing trademark rights of the Owners or contractual obligations of the Owners to third parties.

         f. Permission to Sell Trademarked Products Outside of the Territory. Licensee may apply, in writing, to AGX for permission to market Licensed Products bearing the Licensed Trademarks outside the Territory. The decision to grant or refuse such requests shall be within the sole discretion of AGX and the Owners, provided however, that AGX and the Owners shall not be required to grant any permission to Licensee which would conflict or interfere with any rights granted to any other person or entity for such Licensed Trademarks. Except to the extent permitted by AGX, Licensee hereby agrees, for itself and for its Affiliates and sublicensees, to limit its use of the Licensed Trademarks and Licensed Trade Names to the Territory; not to export from the Territory products on or in connection with which Licensed Trademarks are used and not to sell, deliver or otherwise convey such products to anyone Licensee believes or has reason to believe will take the same outside the Territory.

         g. Permission to Use the Licensed Trademarks on Other Than Licensed Products. Licensee may apply, in writing, to AGX for permission to market products, other than Licensed Products, bearing the Licensed Trademarks. The decision to grant or refuse such requests shall be within the sole discretion of AGX and the Owners, provided however, that AGX and the Owners shall not be required to grant any permission to Licensee which would conflict or interfere with any rights granted to any other person or entity for such Licensed Trademarks.

         h. Conflict with Owners' Agreements. Licensee shall cease use of any Licensed Trademark with respect to any Licensed Product or other manner of use upon notice from AGX or the Owners that such use may conflict with the existing contractual obligations of AGX or the Owners.

         i. Ownership of Trademarks. Licensee hereby acknowledges that Ralston, Agribrands and AGX are and will forever remain the sole and rightful owner of the Ralston Trademarks, Agribrands Trademarks and AGX Trademarks, respectively, and any use of a

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                  Licensed  Trademark,  or use of a Licensed  Trademark in Trade
                  Names by Licensee or any Affiliate or other sublicensee pursuant to this Agreement shall inure to the benefit of the Owner of the specific trademark. Licensee agrees that during the continuance and after a termination of this Agreement, Licensee will not claim any right in or to any of the Licensed Trademarks and Licensed Trademarks used in Trade Names, other than the license to use the same as specifically provided herein, nor will Licensee dispute or assist others to dispute the ownership or validity of any of the Licensed Trademarks and Licensed Trade Names. Licensee shall not acquire or have any right, title or interest in and to the Licensed Trademarks as a result of the use of the Licensed Trademarks.

         j. Trademark Notices and Usage. Licensee agrees to make reasonable efforts to use the Licensed Trademarks properly as trademarks or service marks, by, for example: (i) using
                  (R),(TM), *, MD or MR or other appropriate trademark registration symbols, (ii) employing notices indicating Owner's ownership of the Licensed Trademarks; and (iii) using Licensed Trademarks as adjectives followed by generic terms. Licensee shall make advertising, packaging and labeling available to AGX and the Owners upon their request from time to time for the purposes of satisfying the Owners or AGX of Licensee's compliance with this Agreement.

         k. Registration. Licensee shall provide AGX with evidence of use, specimens or other materials the Owners or AGX may reasonably request to facilitate renewal or maintenance of registrations of, or applications to register, the Licensed Trademarks. AGX and the Owners shall have no further obligations to Licensee under this Agreement with respect to any Licensed Trademark or Licensed Trade Name in a given jurisdiction which has been or will be abandoned as determined by the law of the applicable jurisdiction or to the extent a registration covering the same is canceled for any reason not caused by the Owners or is canceled or rendered cancellable for non-use by Licensee for Licensed Products in such country or for which Licensee has not timely provided supporting evidence of use and paid for renewal or maintenance of such trademarks.

         l. Registration of This Agreement for Trademark Purposes. Licensee agrees to assist the Owners in the filing of this Agreement, subsequent agreements or any other instruments before any governmental body or agency, including but not limited to registered user agreements, which may be required by the Owners and/or AGX and/or any government authority in order to protect the trademark rights of the Owners and/or AGX under this Agreement.

         m. Use Only on Licensed Products. Except as specifically provided elsewhere in this Agreement, Licensee shall not use any Licensed Trademark, or term confusingly similar thereto, as a trademark for, or Trade Name associated with, any product or

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                  service   other  than  a   Licensed   Product.   If   Licensee
                  manufactures or sells any other product or renders any other service, it shall conduct its business with respect to such product or service not licensed to it hereunder under a Trade Name which is approved by AGX. Licensee shall, however, have the right to refer to its ownership of such business in its annual reports and other contexts in which it is appropriate to impart information about such ownership with the prior written consent of AGX.

         n. Infringements. Licensee shall forthwith notify AGX of any infringement or suspected infringement of a Licensed Trademark or any application for the registration of a mark which Licensee believes should be opposed, any registration for a mark which Licensee believes should be canceled, or any matter or circumstance which would likely adversely affect the trademark interest of the Owner or AGX. The initiation of any action against any person using or infringing the Licensed Trademarks shall be within the sole discretion of the Owner or AGX, as appropriate; provided, however, that the cost of any such proceedings (including but not limited to fees and disbursements paid to counsel of the Owner's choice) within the Territory shall be borne by Licensee. Licensee shall supply such assistance and information as the Owner may reasonably require in support of such action as the Owner elects to take. Unless otherwise directed by the Owner or AGX, Licensee shall not initiate any action against any person using the Licensed Trademarks.

         o. Reserved Rights of Owners. Licensee acknowledges that Ralston reserved the right to use, and license other parties to use, the Licensed Trademarks anywhere in the world for all products and services other than Licensed Products and Agribrands and AGX have reserved the right to use, and license other parties to use, the Licensed Trademarks, other than the Ralston Trademarks anywhere in the world for all products and services.

         p. Products to Bear Trademarks. Unless otherwise agreed in writing by AGX, all Licensed Products produced and sold by Licensee shall bear one or more of the Licensed Trademarks for which a trademark registration is in effect in the Territory at the time of the sale of the Licensed Product.

         q. No Use of Similar or Confusing Trademarks. Licensee agrees that neither it nor any of its Affiliates, sublicensees and contract manufacturers, shall use a mark or name which is likely to be similar to or confusing with the Licensed Trademarks or which it is precluded from using pursuant to this Agreement.

         r. Promotional Products. Licensee may sell or distribute in the Territory on a non-exclusive basis promotional products, such as caps, T-shirts, hats and agriculturally oriented apparel (e.g. jackets, shirts, pants, boots, belts), pens, balloons,


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                  mugs,  key  chains,  calendars,  pocket  knives  and the  like bearing  Licensee's  Trade Name  and/or  one or more  Licensed
                  Trademarks   for  the  purpose  of  developing   goodwill  and
                  promoting the Licensed Products for which Licensee are allowed to use the Licensed Trademarks pursuant to this Agreement provided such items do not infringe or otherwise violate third-party rights. Licensee shall not object to use or licensing by AGX or the Owners, Affiliates, sublicensees, dealers , franchisees or other customers of the Licensed Trademarks within the Territory.

         s. Market Development. Licensee shall use its best efforts to promptly develop and satisfy the broadest possible market for Licensed Products within the Territory.

4.       PRODUCT STANDARDS.

         a. Quality Standards. Licensee shall at all times manufacture, distribute and sell Licensed Products in accordance with the Product Standards (products which are of a good and merchantable quality), and the Legal Standards (products which are in compliance with applicable laws and governmental regulations relating to the nature and quality of the products and all health, sanitation and other regulations and requirements under the law of the Territory for the manufacture, distribution and sale of such products). The Product Standards and the Legal Standards shall be collectively referred to as the "Quality Standards."

         b. Samples. Licensee shall provide notice in writing to AGX in advance of introduction of all new articles of Licensed Products sufficiently in advance of sale or distribution to afford AGX and the Owners an opportunity to request samples. Upon request of AGX, at least two samples of each new article of Licensed Products shall be furnished free of charge to AGX from Licensee for the purpose of AGX's and the Owners' examination and approval hereunder sufficiently in advance of any sale or distribution thereof. Thereafter, any reduction in the quality or change in the style of any of the Licensed Products shall be submitted in like fashion for approval by AGX in advance. From time to time reasonable quantities of samples of Licensed Products shall be submitted at AGX's request without charge to AGX for its examination and approval as to the maintenance of the approved standards of quality and style. Any material variation of a Licensed Product will be submitted to AGX for approval by AGX and the Owners. The absence of any objection by the Owners or AGX to submitted samples within 20 days following submission thereof shall be deemed to be acceptance.

         c.       Laws  of  Jurisdiction.  Anything  in  this  Agreement  to the contrary notwithstanding, if the laws of a particular jurisdiction require a product to be of a higher quality than that imposed by this Section 4 in order to preserve the viability of the Licensed Trademarks, then such higher requirement shall apply hereunder in such jurisdiction.


         d. Inspection. Upon request of AGX and without prior notice, Licensee shall permit duly authorized representatives of AGX and the Owners to inspect and examine during normal business hours places of manufacture of Licensed Products bearing a Licensed Trademark, to determine whether the Quality Standards are being met. At such inspections, such representative shall have the right to observe the production of Licensed Products and the delivery of the services concerned. Licensee shall reimburse AGX and the Owners for their incremental costs reasonably incurred by them in connection with the inspections carried out pursuant to this Section 4.d.

         e.       Product Standards

                  (i)             Ingredients.   Licensee  shall  at  all  times
                        strictly adhere to the Ingredient Specifications established from time to time by AGX for the manufacture of each Licensed Product. All raw materials used in formulating the Licensed Products shall be of an appropriate quality and type.

                  (ii)            Production  and  Facilities.   Licensee  shall
                        manufacture each Licensed Product in a safe and sanitary manner. Licensee shall strictly adhere to the Production and Facilities Specifications established from time to time by AGX.

                  (iii)           Packaging.  Licensee shall strictly  adhere to
                        the Packaging Specifications established from time to time by AGX.

                  (iv)            Product Storage.  The Licensed  Products shall
                        be stored in accordance with the Licensed Product Storage Specifications established from time to time by AGX.

                  (v)             Finished Product Specifications.  The Licensed
                        Products shall meet all of the Legal Standards for the sale of Licensed Products in the Territory and the Finished Product Specifications established from time to time by AGX.

         f. Tests and Records. Licensee shall on a regular and continuous basis conduct all appropriate tests as may be necessary to manufacture Licensed Products in compliance with the above referred to Quality Standards. In addition thereto Licensee shall conduct the tests and provide to AGX the reports reasonably requested from time to time by AGX. Furthermore, Licensee agrees to maintain the original records pertaining to all such tests and reports regarding the Licensed Products for a period of not less than six (6) months beyond the latest date by which the product may be consumed by an animal.

         g. Governmental Notices. Licensee shall notify AGX, in writing, within 24 hours of receipt of any notice from any governmental agency or public authority of any action to be taken by such agency or authority which may pertain to the Licensed Products.

         h. Deficient Products. Licensee shall notify AGX, in writing, within twenty-four (24) hours of receipt by Licensee of any complaint by any customer that any Licensed Product is adulterated, unsafe, mislabeled or otherwise unfit for sale. Licensee shall, at its sole cost, promptly withdraw from the market any Licensed Product which may be adulterated, unsafe, mislabeled or otherwise unfit for sale.

         i. Product Standards Are Confidential. The Product Standards provided under the terms of this Agreement are confidential. During the term of this Agreement and following expiration or termination of this Agreement, Licensee shall preserve and protect the confidential nature of the Product Standards and, subject to the exceptions in Section 6, shall not disclose the Product Standards to third parties without the prior written consent of AGX.

5.       LICENSE FEE.

         a. License Fee. For the use of the Licensed Technology and Licensed Trademarks, Licensee agrees to pay to AGX a fee equal to two and one-quarter percent (2.25%) of the Net Sales (the "Percentage of Net Sales Method"). In no event, however, shall the fee be less than One Hundred Thousand (U.S.$100,000.00) United States Dollars per Fiscal Year (the "Minimum Fee"). The determination of whether the fee is to be based on the Percentage of Net Sales Method or the Minimum Fee shall be determined on a yearly basis for each Fiscal Year. In the event of a partial Fiscal Year, the Minimum Fee amount shall be prorated.

         b. Where Payable. The fee shall be paid to AGX, or to such accounts as AGX may designate from time-to-time.

         c.       How and When Payable.

                  i. Prior to the start of each Fiscal Year, Licensee and AGX shall reasonably determine which of the Percentage of Net Sales Method or Minimum Fee is expected to be applicable for such upcoming Fiscal Year (the "Estimated Method"). Licensee will calculate and pay an estimated fee during the first three Fiscal Quarters of such upcoming Fiscal Year based upon the Estimated Method. If at any time during the Fiscal Year, it appears that the alternative method would be a more accurate estimate of the fee payable for such Fiscal Year, then the Estimated Method shall be changed to the more accurate estimate, and, to the extent reasonably necessary, the payment schedule shall be modified to reflect any overpayment or underpayment from the amount of the fee payable for such Fiscal Year using the method determined pursuant to
                        Section 5.a. .

                  ii. The payment of the fee for the final Fiscal Quarter for such Fiscal Year shall correct for any underpayment or overpayment of fees paid during such Fiscal Year using the Estimated Method as compared to fees payable for such Fiscal Year using the method determined pursuant to
                        Section 5.a. In all events, the final payment for the Fiscal Year shall be of the amount necessary so that the total fee paid for such Fiscal Year equals the fee determined pursuant to Section 5.a.

                  iii. The fee shall be calculated and accrued on a monthly basis as of the last business day of each month. The total amount owed to AGX at the end of each month shall be converted into United States Dollars at the official rate of exchange for purchasing United States Dollars in effect as of the last business day of each month. The United States Dollar amount so obtained will then become the obligation payable by Licensee to AGX, regardless as to whether the available exchange rate in effect on the date of the actual wire transfer is different. The fee for each month shall be payable within thirty (30) days following the end of such month.

                  iv. Notwithstanding the immediately preceding sentence, (i) if the fee payable for the first month of a Fiscal Quarter is less than US $100,000, then Licensee may defer payment of such fee and pay such monthly fee with the fee for the second month of such Fiscal Quarter;
                        (ii) if the total fee payable for the first and second months (if the first month fee is rolled over) or the second month of a Fiscal Quarter is less than US $100,000, then Licensee may defer payment of such fees and pay such fees with the fee for the third month of such Fiscal Quarter; and (iii) by not later than thirty
                        (30) days following the end of each Fiscal Quarter the amount payable for each Fiscal Quarter shall be paid.

         d. Payable in U.S. Dollars; Late Payment. The fee shall be payable in United States Dollars which shall be deemed to be the legal currency of payment. In the event that Licensee shall fail to timely deliver payment to AGX, then interest shall accrue on the amount payable at three (3%) percent over the London Inter Bank Offer Rate for a loan of a like amount in United States Dollars for a like period. Licensee shall indemnify and hold harmless AGX from any exchange risk to which AGX may be exposed in the event that Licensee fails to timely deliver payment to AGX.

         e. Withholding Taxes. All withholding taxes on payments to AGX under the terms of this Agreement shall be deducted from the gross amount due hereunder and paid by Licensee to the appropriate government authority. Each payment shall be accompanied by one or more receipts evidencing the withholding and payment by Licensee for the account of AGX of the corresponding amount of income and/or withholding tax levied thereon by the appropriate authorities within the Territory.

         f. Report. By not later than the fifth (5th) day following the end of each month Licensee shall deliver to AGX a report in the form established from time to time by AGX.

         g. Records; Audit. Licensee agrees to keep complete and accurate production, inventory and sales books and records relating to the production, marketing and sale of Licensed Products. AGX and its duly authorized representatives shall have the right, during normal business hours, to inspect, audit and copy such records. In the event that any such audit reveals an underpayment of the license fee, Licensee shall reimburse AGX for the costs and expenses of such audit, including but not limited to the professional accounting and legal fees and expenses incurred in connection therewith.

6.       CONFIDENTIALITY.

         a. Acknowledgments and Covenants. Licensee acknowledges, understands and agrees that: (i) the Owners have expended substantial time, money and effort researching and developing their respective Licensed Technology; (ii) the Licensed Technology provides them with a significant competitive advantage in the marketplace; (iii) the Licensed Technology, together with all improvements, enhancements and modifications thereto, is the confidential, proprietary and trade and industrial secret information and property of the Owners; (iv) if the Licensed Technology was disclosed or misused, the Owners would suffer substantial irreparable harm and likely lose their competitive advantage in the marketplace; (v) as of the date of this Agreement, Licensee is not aware of any facts or allegations which would, in any way or manner, compromise the confidentiality, propriety and trade and industrial secret status of any of the Licensed Technology; and (vi) Licensee will not make any use of any portion of the Licensed Technology in a manner inconsistent with the provisions of this Agreement.

         b. Security Measures. Licensee agrees it will use commercially reasonable security measures and efforts to ensure that the Licensed Technology is kept and retained in confidence and secret; however, in no event shall the degree of care exercised by Licensee be any less than the degree of care it employs to maintain and protect the confidentiality of its own confidential or proprietary information.

         c. No Disclosure. Licensee agrees that it will not disclose or reveal to any other person or entity (except as permitted herein) the Licensed Technology subject to the provisions of
                  Section 6.h.

         d. Permitted Disclosure; Improvements. Licensee agrees that it will only disclose the Licensed Technology to its suppliers, customers, sublicensees, employees, agents, officers, and directors which have a need to know such information in connection with the purpose of any licenses granted Licensee herein and, further, that prior to disclosing any Licensed Technology to any such persons it will require any such suppliers, customers, sublicensees, employees, agents, officers, and directors to agree in writing to be bound by and comply with the provisions of this Section 6 to the same extent as Licensee herein. Licensee further agrees that all rights in and to any inventions, improvements, enhancements and modifications made by any such persons related to the Licensed Technology, including any intellectual property rights therein, are owned by and are hereby transferred to AGX. Licensee further agrees that each of its employees, consultants and agents engaged in research, development and/or formulation shall sign and deliver to the Licensee, as an agent for AGX, Agribrands, and Ralston, an acknowledgment in the form of Schedule E attached hereto and incorporated herein by reference which schedule may be amended from time to time by the parties hereto. The original executed copies of Schedule E shall be maintained in the offices of the Human Resources Department of the Licensee and upon request Licensee shall furnish the originals or copies to AGX.

         e. Unauthorized Use by Others. Licensee agrees to promptly notify AGX of any unauthorized use of any Licensed Technology to the extent Licensee learns or otherwise becomes aware of any unauthorized use and to reasonably cooperate with Owners in pursuing and protecting the legal rights of the Owner in regard to such unauthorized use.

         f. Breach or Threatened Breach. In the event of a breach or threatened breach of any of Licensee's duties and obligations under the terms and provisions of this Section 6, each of AGX and the Owners shall be entitled, in addition to any other legal or equitable remedies that they, respectively, may be entitled to (including any rights to damages that such party may suffer), temporary, preliminary and permanent injunctive relief restraining such breach or threatened breach.

         g. Disposal. Prior to disposing of any documentation, media, software, or the like, containing or reflecting any Licensed Technology, Licensee agrees that it will first destroy, obliterate, and/or otherwise remove any and all Licensed Technology from such materials. Prior to disposing of any X4X extruders supplied by Ralston, Licensee shall notify AGX in writing and request what, if any, alterations need to be made to said extruders to remove any Licensed Technology prior to such disposal and Licensee shall make such alterations prior to said disposal. AGX shall respond to Licensee within 30 days of the receipt of said notice.

         h. Exceptions. Notwithstanding any other provision of this Agreement, Licensee shall not have any obligations respecting, nor be liable for, the use and disclosure thereof, if Licensee can prove that the information: (a) was known to the trade or public at the time that the information was disclosed to it; or (b) is or becomes generally known to the trade or public through no fault on the recipient party's part; or (c) is independently generated after the date of this Agreement by employees of a party, or on its behalf by its agents, contractors, or consultants, without the use or benefit of any Licensed Technology; or (d) is legally required to be disclosed by Licensee under non-confidential circumstances pursuant to the laws of any exchange on which the shares of Licensee are traded or legal process only so long as Licensee:
                  (i) first provides AGX with reasonable advance written notice of any such impending disclosure and/or service of legal process; and (ii) Licensee takes all necessary steps to ensure that the Licensed Technology retains its confidential status through the implementation of, among other things, the use and/or entry of appropriate confidentiality agreements and/or protective orders.

7.       WARRANTIES.

         a. Licensed Technology. Licensee understands, acknowledges and agrees that neither AGX nor the Owners have made any, makes no, and expressly disclaims any and all, representations or warranties (and Licensee expressly waives and releases AGX and the Owners from any and all representations or warranties), express or implied, regarding AGX's and the Owners' and/or Licensee's right to make, use, offer for sale, license, and/or sell any of the rights transferred, granted and/or licensed to Licensee under this Agreement, and/or any goods and/or services employing any of the rights transferred, granted and/or licensed to Licensee under this Agreement, including, but not limited to, any implied warranties of title, claims of superior rights, infringement, right to use, or the like, in or to any of the Licensed Technology.

         b. AGX and Owner Liability. Licensee understands, acknowledges and agrees that in no event shall AGX or the Owners be liable to Licensee, any permitted sub-licensee under this Agreement, and/or any other persons or entities, regardless of the form of a cause of action, whether in contract, tort or under a statute, including, but not limited to, negligence, strict liability, product liability, environmental liability, patent infringement, misappropriation of trade secrets, trademark infringement, copyright infringement, unfair competition, or the like, which in any way arises out of and/or is related to Licensee's, any permitted sub-licensee's, and/or any other person's and/or entity's, manufacture, use, offer for sale, license, and/or sale of any of the rights granted to licensed to Licensee under this Agreement, and/or any goods and/or services employing any of the rights granted or licensed to Licensee under this Agreement.

         c. Trademarks. AGX hereby represents and warrants that it is the Licensee or sub-licensee of the Owners of the Licensed Trademarks and that AGX, Agribrands or Owners, as appropriate, are the owners of record of the Licensed Trademarks in the class indicated on the Schedules hereto. The Owners are under no obligation to maintain the trademark registrations pertaining to the Licensed Trademarks. AGX and the Owners collectively disclaim any warranty of validity, right to use or right exclusively to use or register the Licensed Trademarks or any of them.

8.       TERM AND TERMINATION.

         a. Term. This Agreement shall be effective from the date first above written and shall continue in effect, unless sooner terminated as provided below, for ______ (#) years from such date. The parties agree to extend the Agreement for successive and consecutive _________ (#) year terms, subject to the approval of the appropriate governmental agency, if required, unless by notice in writing a party notifies the other party not less than one hundred and eighty (180) days prior to the end of the initial term or any subsequent renewal term of its intention not to renew this Agreement.

         b. Termination Upon Notice. Notwithstanding any other provision of this Agreement, the parties by mutual consent may terminate this Agreement at any time.

         c.       Termination.   This  Agreement   shall,   unless  the  parties
                  otherwise agree, terminate upon the occurrence of any of the following:

                  i.      If Licensee fails to timely make any payment when due;

                  ii. If Licensee breaches the observance or performance of any of the provisions of this Agreement, including, but not limited to, the provisions of Section 6, thirty (30) days after notice in writing of said breach;

                  iii. If Licensee shall be unable to fulfill any provision of this Agreement by reason of force majeure for a period of more than twelve (12) months and AGX shall have given Licensee notice, in writing, terminating this Agreement;

                  iv. At AGX's option, if any of the assets of Licensee are or if ownership of Licensee is taken or expropriated by any governmental agency or body or:

                  v. If Licensee makes an assignment of assets or business for the benefit of its creditors, a trustee or receiver is appointed to administer or conduct its business or affairs, it is adjudged in any proceeding to be bankrupt or insolvent or it is unable to pay its debts when said debts become due in the ordinary course of business;

                  vi. In the event of a significant change (more than 25%) in the voting, profits or ownership interest of Licensee without the prior written consent of AGX; or

                  vii. The license with respect to the Ralston Trademarks or Ralston Technology is terminated.

         d. Upon Termination of This Agreement. Upon the termination of this Agreement for any reason whatsoever:

                  i.       All  amounts  unpaid by  Licensee  shall  accrue  and
                           immediately become due and payable to AGX and Licensee's right to use the Licensed Technology and Licensed Trademarks shall terminate immediately;

                  ii. Licensee will promptly execute and deliver to AGX within thirty (30) days following the date of termination, all assignment documents and instruments deemed necessary by AGX and/or Owners to divest
                           Licensee of any and all rights or claims to the Technology and Licensed Trademarks under or arising out of this Agreement;

                  iii. Licensee shall immediately cease and desist from all use of any of the Licensed Trademarks, and shall deliver to AGX all products, advertising, packaging and promotional material bearing the Licensed Trademarks and Licensee shall deliver such material to AGX within 30 days from the date of termination; and

                  iv. Licensee shall immediately cease and desist from all use of any of the Licensed Technology in case of early termination of this Agreement due to reasons attributable to the Licensee, and shall promptly deliver to AGX all copies of any documentation and things embodying or containing any such Licensed Technology and Licensee shall deliver such material to AGX within 30 days from the date of termination.

         e. Survivability. The provisions of Sections 5, 6, 8.d and 9 shall survive the termination of this Agreement.


9.       INDEMNIFICATION AND INSURANCE.

         a. Indemnification. Licensee agrees to defend, indemnify and hold Owners, AGX, and their respective Affiliates, officers, directors, employees, agents, successors and assigns harmless from and against any and all claims, demands, actions, causes of action, judgments, losses, damages, costs and expenses (including, but not limited to, attorneys' and expert witness fees and expenses) arising out of or relating to: (i) the breach by Licensee of any warranty, representation, covenant, commitment or undertaking made hereunder; (ii) any act or omission of Licensee, its agents or employees; (iii) any allegation relating to the production, manufacture, shipment, disposal, marketing, advertising, promotion, distribution, use, offer for sale, or sale of any goods and/or services by Licensee and/or on Licensee's behalf including: (iv) any and all alleged negligent acts, fraud or omissions of or by Licensee, its officers, directors, employees, agents, independent contractors, and/or sub-licensees, in connection with the production, manufacture, marketing, advertising, promotion, distribution, use, offer for sale, or sale of any goods and/or services including: (v) any and all allegations relating in any way or manner to products liability, defective goods, failure to warn, environmental law, or the like, as applied to goods and/or services produced, manufactured, marketed, advertised, promoted, distributed, used, offered for sale, or sold by or on behalf of Licensee; or (vi) Licensee's alleged or actual failure to comply with any governmental and/or other laws, statutes, ordinances, rules, and/or regulations.

         b. Indemnification Procedure. AGX or the Owners shall promptly notify Licensee of such liability, claim, demand, action or cause of action; provided, however, that failure to give such prompt notification shall not release Licensee from its indemnity obligation. Licensee shall have the right to control the defense of such claim; provided, however, that Licensee shall not settle any claim affecting any Owner's right to use any Licensed Trademark or Licensed Technology without the prior written consent of such Owner. The Owner shall not unreasonably delay or withhold its consent. Licensee may elect to defend against any claim without thereby waiving any objection as to Licensee's obligation to defend AGX and the Owners therefrom. AGX and the Owners shall have the right to participate in the defense of such claim through counsel of its own selection at its own expense. If Licensee does not defend against a claim for which it is obligated to indemnify AGX and the Owners, then AGX and the Owners may defend against all such claim at Licensee's expense.

         c.       Required  Insurance.  Licensee  at all  times  shall  maintain adequate levels of public liability insurance, including products liability which protects Licensee, AGX and the
                  Owners. Such coverage shall also include broad-form contractual coverage applicable to all indemnities given by Licensee under this Agreement. Such insurance shall provide for thirty (30) days advance written notice of termination, revocation or diminution of coverage. AGX from time to time may advise Licensee, in writing, of the minimum amounts of coverage it deems to be adequate.

         d. Certificates of Insurance. At all times during the term of this Agreement, Licensee, upon request by AGX, in writing, shall furnish AGX with a certificate from its insurer verifying that it has the foregoing insurance in effect. Such certificate of insurance shall require Licensee's insurance carrier to give AGX not less than thirty (30) days written notice of any cancellation or change in the coverage.

10. ASSIGNMENT. Licensee may not assign, license, sublicense or otherwise transfer its rights or obligations under this Agreement either by affirmative act, by operation of law, by share ownership or otherwise, without the prior written consent of AGX and the Owners which may be withheld in their respective sole discretions. "Transfer" as used in this Section 10 shall mean: (a) the transfer, assignment, or conveyance (by any means including, but not limited to, operation of law) of all or part of Licensee's interest in, to, or under this Agreement or its rights or obligations hereunder; and/or (b) to one or more third-party(ies) acquiring, purchasing, and/or gaining (by any means including, but not limited to, operation of law) a voting, profits or equity interest of 10% or more in Licensee. AGX may transfer all or some of its rights and obligations under this Agreement at any time or times. This Agreement shall bind and inure to the benefit of the parties, and their respective successors and permitted assigns.

11. INDEPENDENT CONTRACTOR. This Agreement shall not make or constitute Licensee the legal representative or agent of AGX or the Owners, nor shall Licensee have the right or authority to assume, create or incur any liability or obligation of any kind, express or implied, against the interest or in the name of AGX or the Owners.

12. NON-WAIVER OF RIGHTS. Neither party shall be deemed to have waived or impaired any right, power or option created or reserved by this Agreement (including without limitation, each party's right to demand compliance with every term herein, or to declare any breach a default and exercise its rights in accordance with the terms hereof) by virtue of: (i) any custom or practice of the parties at variance with the terms hereof; (ii) any failure, refusal or neglect to exercise any right hereunder, or to insist upon compliance with any term; (iii) any waiver, forbearance, delay, failure or omission to exercise any right or option, whether of the same, similar or different natures, under this Agreement or in any other circumstances; or (iv) the acceptance by either party of any payment or other consideration from the other following any breach of this Agreement.

13. NOTICES. All notices required under this Agreement shall be in writing and may be sent via facsimile or international air courier and shall be deemed to be properly delivered upon receipt by the appropriate party.

         If to AGX at:


         If to Licensee at:


         or to such other address as either party may from time to time designate to the other party in writing.

14. ENTIRE AGREEMENT. This Agreement and the Schedules, constitute the entire agreement between Licensee and AGX (on its own behalf and as the representative for the Owners) in connection with the subject matter thereof and supersedes all documents and correspondence entered into prior to the date hereof.

15. AMENDMENT. This Agreement may be amended pursuant to a written agreement between the parties. This Agreement may also be amended upon notice by AGX to Licensee of (i) any amendments to this Agreement necessary to reflect any termination of or amendment by the Ralston to the Agribrands trademark license or the Ralston to Agribrands technology license; and (ii) such other amendments as deemed necessary or reasonable by AGX.

16. FORCE MAJEURE. Neither party shall be liable in damages or otherwise for any delay or default in performance under this Agreement (except for the prompt payment of the fees due under Section 5) where such delay or default is due to any cause beyond its control. In the event that any such delay shall be continuing for a period in excess of 12 months, then AGX upon notice, in writing, to Licensee may terminate this Agreement.

17. DISPUTE RESOLUTION. In the event that any dispute is not resolved as provided for above, then all such disputes arising under this Agreement, including but not limited to the validity and enforceability of any provision of this Agreement shall be finally submitted to binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association in effect as of the date of this Agreement. The number of arbitrators shall be one and shall be a person familiar with the legal system of the United States and ____________________. All arbitral proceedings will be held in Wilmington, Delaware, U.S.A. and shall be conducted in the English language. The decisions of the arbitrator shall be final and nonappealable. The arbitration award shall be final and binding upon the parties, not subject to appeal and shall deal with the question of the costs and legal fees incurred in connection with the arbitration proceeding.

18. CUMULATIVE REMEDIES. The rights and remedies set forth in this Agreement are in addition to any other rights or remedies which may be granted by law.

19. SEVERABILITY. If any obligation or provision of this Agreement or the application thereof shall, to any extent, be invalid or unenforceable, then the remainder of the Agreement or application of such obligation or provision other than that which is held invalid or unenforceable, shall be given full force and effect.

20. GOVERNING LANGUAGE. The official text of this Agreement is in the English language. If the Agreement is translated into any other language for the convenience of the parties or any other person, the English language text shall govern any question with respect to interpretation.

21. GOVERNING LAW. The construction, interpretation and performance of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

         IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement on the day and year first above set forth.

AGX SERVICES, INC.
("AGX")                                            ("Licensee")


By:__________________________                      By: _________________________
Name:________________________                      Name: _______________________
Title:_______________________                      Title: ______________________
Its Authorized Representative                      Its Authorized Representative

                        LIST OF SCHEDULES AND APPENDICES



Schedule A - Ralston Trademarks
Schedule B - Agribrands Trademarks
Schedule C - AGX Trademarks
Schedule D - Territory
Schedule E - Confidentiality and Intellectual Property Rights Acknowledgment

                                   SCHEDULE A
                               Ralston Trademarks







Agreed by and between the parties to that certain Technology and Trademark License Agreement dated as of ________________.



AGX SERVICES, INC.
("AGX")                                              ("Licensee")


By:__________________________                      By: _________________________
Name:________________________                      Name: _______________________
Title:_______________________                      Title: ______________________
Its Authorized Representative                      Its Authorized Representative

                                   SCHEDULE B
                              Agribrands Trademarks













Agreed to by and between the parties to that certain Technology and Trademark License Agreement dated as of ___________________.


AGX SERVICES, INC.
("AGX")                                              ("Licensee")


By:__________________________                      By: _________________________
Name:________________________                      Name: _______________________
Title:_______________________                      Title: ______________________
Its Authorized Representative                      Its Authorized Representative

                                   SCHEDULE C
                                 AGX Trademarks

























Agreed to by and between the parties to that certain Technology and Trademark License Agreement dated as of ________________.


AGX SERVICES, INC.
("AGX")                                              ("Licensee")


By:__________________________                      By: _________________________
Name:________________________                      Name: _______________________
Title:_______________________                      Title: ______________________
Its Authorized Representative                      Its Authorized Representative

                                   SCHEDULE D
                                    Territory
















Licensee shall apply for and seek the prior written consent of AGX for the amendment of this Schedule to expand the Territory.


Agreed to by and between the parties to that certain Technology and Trademark License Agreement dated as of _____________________


AGX SERVICES, INC.
("AGX")                                              ("Licensee")


By:__________________________                      By: _________________________
Name:________________________                      Name: _______________________
Title:_______________________                      Title: ______________________
Its Authorized Representative                      Its Authorized Representative

                                   SCHEDULE E
         Confidentiality and Intellectual Property Rights Acknowledgment

I, the undersigned employee, consultant or agent of _______________ ("Licensee") hereby acknowledge and agree as follows:

1. I have been informed that Licensee has been granted a license to certain technology and trademarks of Ralston Purina Company, a corporation organized under the laws of Missouri, United States of America ("Ralston"), Agribrands International, Inc., a corporation organized under the laws of Missouri, United States of America ("Agribrands") and ("AGX") pursuant to that Technology and Trademark License Agreement between Licensee and AGX dated ______, 199_ (the "License Agreement"). I understand that I may review a copy of the License Agreement at the Licensee's offices at such times as I reasonably request.

2. Licensee proposes to disclose to me all or a portion of the Licensed Technology which has been licensed to Licensee under the License Agreement.

3. In consideration of such disclosure to me, I agree that I am bound by and subject to the terms, conditions and restrictions set forth in
         Section 6 of the License Agreement to the same extent that Licensee is obligated therein. Without limiting such obligation, I further understand and acknowledge that Section 6 of the License Agreement provides in part as follows:

         1. the Licensed Technology, together with all inventions, improvements, enhancements and modifications thereto, is the confidential, proprietary and trade secret information and property of Ralston, Agribrands and AGX;

         2. I will not make any use of any portion of the Licensed Technology in a manner inconsistent with the provisions of the License Agreement;

         3. I will not disclose or reveal the Licensed Technology to any other person or entity except as permitted in and subject to the provisions of the License Agreement; and

         4. In the event of my breach or threatened breach of any of my duties and obligations under the terms and provisions of
                  Section 6 of the License Agreement, each of AGX, Agribrands and Ralston shall be entitled, in addition to any other legal or equitable remedies that they, respectively, may be entitled to (including any rights to damages that such party may suffer), to temporary, preliminary and permanent injunctive relief restraining such breach or threatened breach.

4. I further agree that all rights in and to any inventions, improvements, enhancements and modifications made by me related to the Licensed Technology, including any intellectual property rights therein, are owned by and are hereby transferred to AGX.

                                        Signature:
                                                   -----------------------------
                                        Name:
                                              ----------------------------------
                                        Date:
                                              ----------------------------------





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